UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)
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October 5, 2020
SUPPLEMENT TO NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
AND DEFINITIVE PROXY STATEMENT DATED SEPTEMBER 10, 2020

This proxy statement supplement relates to the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Texas Capital Bancshares, Inc. (the "Company"), scheduled to be held on October 20, 2020, and supplements and amends the related Definitive Proxy Statement filed with the Securities and Exchange Commission on September 10, 2020 (the "Proxy Statement") and mailed to the Company’s stockholders on or about September 10, 2020.

Withdrawal of Proposal Four: Ratification of the provisions of Section 2.3 of the Company's Amended and Restated Bylaws allowing the holders of 20% or more of the Company's outstanding common stock to call a special meeting of stockholders.

The Company announced on October 5, 2020, that the board of directors has decided to withdraw from the Annual Meeting agenda Proposal Four, which requested stockholder ratification of the provisions of Section 2.3 of the Company's Amended and Restated Bylaws (the “Bylaws”) allowing the holders of 20% or more of the Company's outstanding common stock to call a special meeting of stockholders (the “Special Meeting 20% Ownership Requirement”).

The board of directors is committed to sound governance and responsiveness to stockholder perspectives on governance matters. The board of directors does not intend to maintain the Special Meeting 20% Ownership Requirement in the face of significant stockholder opposition as has been indicated by early voting results, and does not believe it necessary or constructive to submit the matter to a stockholder vote based on the information now available to the board. Accordingly, the board of directors has withdrawn Proposal Four from the agenda of the Annual Meeting.

Amendment of Section 2.3 of Bylaws to Reinstate 10% Ownership Requirement for Stockholders Requesting a Special Meeting

In view of the considerations set forth above, on October 5, 2020 the board of directors unanimously voted to amend Section 2.3 of the Bylaws to reinstate the 10% ownership requirement for stockholders to call a special meeting.

Voting Matters

Stockholders who have already voted do not need to take any action unless they wish to change their votes. Proxy voting cards already returned by stockholders will remain valid and will be voted at the Annual Meeting as directed on Proposal One, Proposal Two and Proposal Three unless revoked.

No other changes have been made to the Proxy Statement or the record date, the location of the meeting or the proposals to be brought before the Annual Meeting, which are set forth in the Proxy Statement.